Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/29/2024	Investors: Scott Meader, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS THIRD QUARTER 2024 RESULTS

•Consolidated revenues for the quarter were nearly $6.9 billion, an increase over prior year of 3% (2% in constant currencies)

•Systemwide sales* to loyalty members across approximately 50 loyalty markets were over $28 billion for the trailing twelve-month period and nearly $8 billion for the quarter

CHICAGO, IL - McDonald's Corporation today announced results for the third quarter ended September 30, 2024.

“We will stay laser-focused on providing an unparalleled experience with simple, everyday value and affordability that our consumers can count on as they continue to be mindful about their spending,” said Chairman and CEO Chris Kempczinski. “McDonald’s will continue to follow our Accelerating the Arches playbook to drive long-term growth globally and win in this environment.”

Third quarter financial performance:
•Global comparable sales decreased 1.5%:
•U.S. increased 0.3%
•International Operated Markets segment decreased 2.1%
•International Developmental Licensed Markets segment decreased 3.5%
•Consolidated revenues increased 3% (2% in constant currencies).
•Systemwide sales were flat (flat in constant currencies).
•Consolidated operating income decreased 1% (1% in constant currencies). Results included $52 million of pre-tax transaction costs and non-cash impairment charges and $46 million of pre-tax restructuring charges associated with Accelerating the Organization. Excluding these current year charges, as well as prior year pre-tax charges of $26 million, consolidated operating income increased 2% (1% in constant currencies).**
•Diluted earnings per share was $3.13, a decrease of 1% (1% in constant currencies). Excluding the current year charges described above of $0.10 per share, diluted earnings per share was $3.23, an increase of 1% (1% in constant currencies) when also excluding prior year charges.**
•The Company declared a 6% increase in its quarterly cash dividend to $1.77 per share.

*Refer to page 4 for a definition of Systemwide sales.
**Refer to pages 2 and 3 for additional details on our results for the third quarter 2024 and 2023.

COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended September 30,
	2024	2023
U.S.	0.3%	8.1%
International Operated Markets	(2.1)	8.3
International Developmental Licensed Markets	(3.5)	10.5
Total	(1.5)%	8.8%

•U.S.: Comparable sales results reflect average check growth, partly offset by slightly negative comparable guest counts. Effective value and marketing campaigns featuring the core menu, successful restaurant level execution and continued digital and delivery growth contributed to slightly positive comparable sales results.

•International Operated Markets: Segment performance was impacted by negative comparable sales across a number of markets, driven by France and the U.K.

•International Developmental Licensed Markets: The continued impact of the war in the Middle East and negative comparable sales in China more than offset positive comparable sales in Latin America.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended September 30,				Nine Months Ended September 30,
	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$6,873	$6,692	3%	2%	$19,532	$19,088	2%	2%
Operating income	3,188	3,208	(1)	(1)	8,844	8,845	—	—
Net income	2,255	2,317	(3)	(3)	6,207	6,430	(3)	(3)
Earnings per share-diluted	$3.13	$3.17	(1)%	(1)%	$8.59	$8.76	(2)%	(1)%

Results for 2024 included the following:
•Net pre-tax charges of $52 million, or $0.05 per share, for the quarter and $142 million, or $0.15 per share, for the nine months primarily consisted of transaction costs and non-cash impairment charges associated with the sale of McDonald's business in South Korea and transaction costs associated with the acquisition of McDonald's business in Israel
•Pre-tax charges of $46 million, or $0.05 per share, for the quarter and $146 million, or $0.15 per share, for the nine months related to restructuring charges associated with the Company's internal effort to modernize ways of working (Accelerating the Organization)
Results for 2023 included the following:
•Pre-tax charges of $26 million, or $0.02 per share, for the quarter and $224 million, or $0.23 per share, for the nine months related to the Company's Accelerating the Arches growth strategy, including restructuring charges associated with Accelerating the Organization
Excluding the above items, lower Selling, general, and administrative expenses and higher Franchised margins drove positive operating income performance for the quarter. Results for the nine months reflected positive operating income performance driven primarily by higher sales-driven Franchised margins, partly offset by higher Selling, general, and administrative expenses. Results for both periods reflected higher interest expense.

NET INCOME AND EARNINGS PER SHARE-DILUTED RECONCILIATION
Dollars in millions, except per share data

	Quarters Ended September 30,
	Net Income				Earnings per share - diluted
	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$2,255	$2,317	(3)%	(3)%	$3.13	$3.17	(1)%	(1)%
(Gains)/Charges	67	20			0.10	0.02
Non-GAAP	$2,322	$2,337	(1)%	(1)%	$3.23	$3.19	1%	1%

	Nine Months Ended September 30,
	Net Income				Earnings per share - diluted
	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$6,207	$6,430	(3)%	(3)%	$8.59	$8.76	(2)%	(1)%
(Gains)/Charges	218	168			0.30	0.23
Non-GAAP	$6,425	$6,598	(3)%	(2)%	$8.89	$8.99	(1)%	(1)%

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other charges and gains, as well as material regulatory and other income tax impacts, and bases incentive compensation plans on these results because the Company believes this better represents underlying business trends.
Comparable sales and comparable guest counts are compared to the same period in the prior year and represent sales and transactions, respectively, at all restaurants, whether owned and operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction, natural disasters, pandemics and acts of war, terrorism or other hostilities. Comparable sales exclude the impact of currency translation and the sales of any market considered hyperinflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Comparable sales are driven by changes in guest counts and average check, the latter of which is affected by changes in pricing and product mix.
Systemwide sales include sales at all restaurants, whether owned and operated by the Company or by franchisees. Systemwide sales to loyalty members is comprised of all sales to customers who self-identify as a loyalty member when transacting with both Company-owned and operated and franchised restaurants. Systemwide sales to loyalty members are measured across approximately 50 markets with loyalty programs. Systemwide sales to loyalty members represents an aggregation of the prior four quarters of sales to loyalty members active in the last 90 days. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist of sales by Company-owned and operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 to the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and nine months ended September 30, 2024.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on October 29, 2024. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 40,000 locations in over 100 countries. Approximately 95% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 to the Company’s Form 8-K filing on October 29, 2024. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended September 30,	2024	2023	Inc/ (Dec)
Revenues
Sales by Company-owned and operated restaurants	$2,656	$2,556	$100	4%
Revenues from franchised restaurants	4,094	4,047	47	1
Other revenues	124	89	35	39

TOTAL REVENUES	6,873	6,692	181	3

Operating costs and expenses
Company-owned and operated restaurant expenses	2,248	2,135	113	5
Franchised restaurants-occupancy expenses	646	625	21	3
Other restaurant expenses	104	68	36	53
Selling, general & administrative expenses
Depreciation and amortization	111	97	15	15
Other	536	584	(48)	(8)
Other operating (income) expense, net	39	(25)	64	n/m
Total operating costs and expenses	3,685	3,484	201	6

OPERATING INCOME	3,188	3,208	(20)	(1)

Interest expense	381	341	40	12
Nonoperating (income) expense, net	(36)	(56)	20	(36)

Income before provision for income taxes	2,843	2,924	(80)	(3)
Provision for income taxes	588	606	(19)	(3)

NET INCOME	$2,255	$2,317	$(62)	(3)%

EARNINGS PER SHARE-DILUTED	$3.13	$3.17	$(0.04)	(1)%

Weighted average shares outstanding-diluted	720.0	731.6	(11.6)	(2)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Nine Months Ended September 30,	2024	2023	Inc/ (Dec)
Revenues
Sales by Company-owned and operated restaurants	$7,472	$7,267	$204	3%
Revenues from franchised restaurants	11,756	11,568	189	2
Other revenues	304	252	52	21

TOTAL REVENUES	19,532	19,088	444	2

Operating costs and expenses
Company-owned and operated restaurant expenses	6,358	6,149	208	3
Franchised restaurants-occupancy expenses	1,902	1,842	60	3
Other restaurant expenses	241	188	53	28
Selling, general & administrative expenses
Depreciation and amortization	311	291	20	7
Other	1,748	1,704	44	3
Other operating (income) expense, net	129	68	61	90
Total operating costs and expenses	10,688	10,243	445	4

OPERATING INCOME	8,844	8,845	(1)	—

Interest expense	1,126	1,001	126	13
Nonoperating (income) expense, net	(90)	(163)	73	(45)

Income before provision for income taxes	7,807	8,007	(200)	(2)
Provision for income taxes	1,600	1,577	23	1

NET INCOME	$6,207	$6,430	$(223)	(3)%

EARNINGS PER SHARE-DILUTED	$8.59	$8.76	$(0.17)	(2)%

Weighted average shares outstanding-diluted	722.7	733.8	(11.1)	(2)%
n/m Not meaningful